UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)   April 1, 2011 (March 31, 2011)

GAMESTOP CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

                                 1-32637                                                              20-2733559

                  (Commission File Number)                              (IRS Employer Identification No.)

      625 Westport Parkway, Grapevine, Texas                                                          76051

       (Address of Principal Executive Offices)                                                       (Zip Code)

(817) 424-2000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01        Other Events.

            On March 31, 2011, GameStop Corp. (“GameStop”) announced the acquisition of Spawn Labs, Inc. (“Spawn Labs”), a streaming technology company.  In addition, GameStop announced it has entered into an agreement to purchase Impulse, Inc. (“Impulse”), a subsidiary of Stardock Systems, Inc., and a leader in digital distribution.  The Impulse acquisition is subject to customary closing conditions and is expected to close in May 2011.

Spawn Labs brings patented technology and a talented team of technologists with unique game streaming and virtualization expertise.  The Spawn Labs team will work closely with GameStop’s existing research and development group to develop GameStop’s growing suite of digital game products and services.

Impulse provides a proven digital distribution platform that allows users to quickly and easily find their favorite games and download them to their Internet-connected devices.

For users, developers and publishers, Impulse will offer three specific components:

•        Impulse::Client - allows gamers to have instant access to a library of more than 1,100 games on day one as well as the ability to manage their game-related downloads and purchases.

•        Impulse::Reactor – provides content publishers customer friendly digital rights management (DRM) and copy protection tools.  It also allows developers to enable achievements, account management, friend lists, chat, multiplayer lobbies, and cloud storage within their games.

•        Impulse::Publisher – allows publishers to manage all aspects of their game with powerful real-time reporting and management tools.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01        Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release issued by GameStop Corp., dated March 31, 2011.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESTOP CORP.

Date: April 1, 2011	By:	/s/ Robert A. Lloyd
Name: Robert A. Lloyd
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release issued by GameStop Corp., dated March 31, 2011.